EXHIBIT 4.55

NEITHER THIS SECURITY NOR THE SECURITIES THAT MAY BE CONVERTED (SOLELY UPON AN EVENT OF DEFAULT IN THE ISSUER’S REPAYMENT OBLIGATIONS HEREUNDER) HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANIES. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: June 9, 2022	Principal Amount: $176,471.00

10% PROMISSORY NOTE

THIS IS A 10% PROMISSORY NOTE of Cool Technologies, Inc. (the “Company”), a Nevada Corporation, having its principal place of business at 8875 Hidden River Parkway, Suite 300, Tampa, FL 33637 (this “Note”), which represents a duly authorized and validly issued debt of the Company.

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of Coventry Enterprises LLC, a Delaware limited liability company (the “Holder”), or its registered assigns, the principal sum of one hundred seventy-six thousand four hundred seventy-one ($176,471.00) (the “Principal Amount”) and “Guaranteed Interest” thereon at the rate of ten percent (10.00%) per annum for the 12 months from and after the Original Issue Date (notwithstanding the twelve-month term of this Note for an aggregate Guaranteed Interest of seventeen thousand six hundred forty-seven and 10/100ths dollars ($17,647.10), all of which Guaranteed Interest shall be deemed earned as of the date hereof. The Principal Amount and the Guaranteed Interest shall be due and payable in seven equal monthly payments (each, a “Monthly Payment”) of twenty-seven thousand, seven hundred thirty-one dollars and fifteen cents ($27,731.15)1, commencing on November 9, 2022 and continuing on the 9th day of each month thereafter (each, a “Monthly Payment Date”) until paid in full not later than June 9, 2023 (the “Maturity Date”), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay such other interest to the Holder on the aggregate unconverted and then outstanding Principal Amount of this Note in accordance with the provisions hereof.

Notwithstanding anything contained herein, this Note shall bear interest on the aggregate unpaid Principal Amount and Guaranteed Interest from and after the occurrence and during the continuance of an Event of Default pursuant to Section 7(a) at the rate (the “Default Rate”), which shall be equal to (i) the lesser of eighteen percent (18%) per annum or (ii) the maximum rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs; then to any unpaid fees; then to any unpaid “Default Rate” interest; and any remaining amount shall be applied first to any unpaid Guaranteed Interest and then to any unpaid Principal Amount. Notwithstanding the Monthly Payment Dates, payment of “Default Rate” interest shall be due and payable by the Company to the Holder on the last day of each calendar month during which Default Rate interest accrued.

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1 Except that the final payment shall be in the amount of $27,731.20.

This Note is subject to the following additional provisions:

Upon the execution and delivery of this Note, the sum of one hundred fifty thousand Dollars and thirty-five cents ($150,000.35) shall be remitted and delivered to, or on behalf of, the Company. Twenty-six thousand four hundred seventy dollars and sixty-five cents ($26,470.65) shall be retained by the Holder through an Original Issue Discount for due diligence, administration, origination, legal fees and for documentation preparation fees.

Additionally, in the event that, once this Note has been outstanding for four months and there is a qualified Offering Statement on Form 1-A (tier 2), then the Investor may choose to convert any amount up to the entire balance of this Note, including guaranteed interest, into shares of the Company’s Common Stock at the REG A offering price.

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 6(f).

“Alternative Conversion Price” shall have the meaning set forth in Section 6(b).

“Base Conversion Price” shall have the meaning set forth in Section 6(c).

“Bankruptcy Event” means any of the following events: (a) the Company (as such term is defined in Rule 1-02(w) of Regulation S-X thereof) commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company , (b) there is commenced against the Company any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors, (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 5(d).

“Buy-In” shall have the meaning set forth in Section 5(c)(v).

“Calculated Conversion Price” shall have the meaning set forth in Section 5(b).

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“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (other than in connection with any conversion of this Note); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction; (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof); or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion” shall have the meaning ascribed to such term in Section 5.

“Conversion Date” shall have the meaning set forth in Section 5(a).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Default Rate” shall have the meaning ascribed thereto in the preamble of this Note.

“Dilutive Issuance” shall have the meaning set forth in Section 6(c).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 6(c).

“DTC” means the Depository Trust Company.

“DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

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“DWAC Eligible” means that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s Deposit and Withdrawal at Custodian (“DWAC”) service, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Exchange Act” means, the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” shall have the meaning set forth in Section 6(c).

“Delaware Courts” shall have the meaning set forth in Section 8(f).

“Fundamental Transaction” shall have the meaning set forth in Section 6(f).

“Guaranteed Interest” shall have the meaning ascribed thereto in the preamble of this Note.

“Late Fees” shall have the meaning set forth in Section 2(b).

“Mandatory Default Amount” means the payment of 120% of the outstanding Principal Amount of this Note and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses, and liquidated damages due in respect of this Note.

“Maturity Date” shall have the meaning ascribed thereto in the preamble of this Note.

“Monthly Payment” shall have the meaning ascribed thereto in the preamble of this Note.

“Monthly Payment Date” shall have the meaning ascribed thereto in the preamble of this Note.

“New Issuance Price” shall have the meaning set forth in Section 6(c).

“Note Register” shall have the meaning set forth in Section 2(a).

“Notice of Conversion” shall have the meaning set forth in Section 5(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments that may be issued to evidence this Note.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” shall have the meaning ascribed thereto in the preamble of this Note.

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“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to this Note, including any Conversion Shares issuable upon conversion in full of this Note (including Conversion Shares issuable as payment of Guaranteed Interest or other interest payable on this Note), ignoring any conversion limits set forth therein, and assuming that the Calculated Conversion Price is at all times on and after the date of determination 100% of the Calculated Conversion Price calculated utilizing the Trading Day immediately prior to the date of determination.

“ROFR Acceptance Notice” shall have the meaning set forth in Section 3(c).

“SEC” shall have the meaning set forth in Section 3(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 5(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 6(f).

“Trading Market” shall mean any of the following: New York Stock Exchange, NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQX® Best Market, the OTCQB® Venture Market, or the OTC Pink® Open Market.

“Trading Price” shall mean the lowest daily VWAP for the ten (10) Trading Days preceding a Conversion Date.

“Variable Rate Transaction” means, either or both of (a) an “Equity Line of Credit” or similar agreement or (b) a Variable Priced Equity Linked Instrument. For purposes hereof, (i) “Equity Line of Credit” means any transaction involving a written agreement between the Company and an investor or underwriter, whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at future determined price or price formula (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions that are not Variable Priced Equity Linked Instruments) and (ii) “Variable Priced Equity Linked Instruments” means: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise, or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security or (2) with a conversion, exercise, or exchange price that is subject to being reset on more than one occasion at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions) and (B) any amortizing convertible security that amortizes prior to its maturity date, in which the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock that are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in shares of Common Stock are subject to certain equity conditions).

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“VWAP” means, for or as of any date, the dollar volume-weighted average price for such security on the Trading Market (or, if the Trading Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume- weighted average price of such security in the over-the-counter market on the OTC Markets Group Inc. marketplace for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization, or other similar transaction during such period.

Section 2. Interest.

a) Default Rate Interest Calculations. Default Rate interest shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30)-calendar day periods, and shall accrue daily commencing on the Original Issue Date (without any offset for any pro rata amount of Guaranteed Interest for the relevant period) until payment in full of the outstanding Principal Amount, together with all accrued and unpaid Guaranteed Interest, Default Rate interest, liquidated damages and other amounts that may become due hereunder, has been made. Default Rate interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

b) Late Fees. Any Monthly Payment not made on or before its respective Monthly Payment Date shall entail a late fee at the Default Rate (the “Late Fee”), which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

c) Prepayment. Any or all of the Principal Amount and Guaranteed Interest may be pre-paid at any time and from time to time, in each case without penalty or premium, Notwithstanding the above, in any such prepayment, payments will be applied first to any unpaid collection costs; then to any unpaid fees; then to any unpaid Default Rate interest; and any remaining amount shall be applied first to any unpaid Guaranteed Interest and then to any unpaid Principal Amount.

Section 3. Note Transfers. This Note may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

a) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on this Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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Section 5. Conversion Solely Following an Event of Default. AS PROVIDED IN THIS NOTE, THE PRINCIPAL AMOUNT AND THE GUARANTEED INTEREST UNDER THIS NOTE ARE ONLY CONVERTIBLE FOLLOWING AN EVENT OF DEFAULT, ALL AS SET FORTH IN MORE DETAIL HEREINBELOW.

a) Event of Default Conversion. At any time following an Event of Default under 7(a)(i), this Note shall become convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time thereafter (subject to the conversion limitations set forth in Section 5(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Principal Amount and/or the Guaranteed Interest amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire Principal Amount and Guaranteed Interest amount of this Note, plus all accrued and unpaid Default Rate interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain a Conversion Schedule showing the Principal Amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note may be less than the amount stated on the face hereof.

b) Calculated Conversion Price; Alternative Conversion Price. The conversion price of this Note is ninety percent (90%) per share of the lowest per-share VWAP during the ten (10)-Trading Day period before the conversion (each, a “Calculated Conversion Price”). In the event that, within 30 calendar days either before or after any conversion, the conversion price of which is based upon a Calculated Conversion Price, the Company consummates (in whole or in part) any financing (whether such financing is equity, equity-equivalent, or debt or any combination thereof and whether any portion of such financing is a derivative security) or for any other reason issues any shares of its Common Stock or any Common Stock Equivalents at a price less than the such most recent Calculated Conversion Price (the “Alternative Conversion Price”), regardless of when that note or instrument was originated, then, in respect of such conversion and at the option of the Holder, (i) if the conversion shall not then have yet occurred, then the Alternative Conversion Price shall be substituted for the Calculated Conversion Price and (ii) if the conversion shall already have occurred, then, within two Trading Days following the written request from the Holder therefor, the Company shall issue to the Holder that number of shares of Common Stock equivalent to the difference between the number of shares of Common Stock that had been issued using the Calculated Conversion Price and the number of shares of Common Stock that would have been issued using the Alternative Conversion Price.

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c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the sum of the Principal Amount of this Note and all then unpaid interest of any nature to be concurrently converted by (y) the Calculated Conversion Price or the Alternative Conversion Price, as relevant.

ii. Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect reasonably acceptable to the Company (which opinion the Company will be responsible for obtaining at the cost of the Holder) shall be free of restrictive legends and trading restrictions, representing the number of Conversion Shares being acquired upon the conversion of this Note. All certificate or certificates required to be delivered by the Company under this Section 5(c) shall be delivered electronically through the DTC or another established clearing corporation performing similar functions. If the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the expense of the Company, shall obtain a legal opinion to allow for such sales under Rule 144.

iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

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iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal or interest amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Company must post a surety bond for the benefit of the Holder in the amount of 150% of the outstanding Principal Amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of seeking such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 5(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 5(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 5(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to 200% of the Required Minimum (the “Reserve Amount”) for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of this Note). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Investor may request to increase the reserve shares without any further instruction from the Company, and the Transfer Agent will be obligated to increase the reserve shares without any further instruction from the Company. Additionally the Company will authorize and instruct the Transfer Agent to comply with any requests for information by the Noteholder. This will include but is not limited to the number of shares outstanding, and any conversions or share issuances done in the thirty day window both before and after any conversion by the note holder.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share of Common Stock that the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Calculated Conversion Price or the Alternative Conversion Price, as relevant, or round up to the next whole share.

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viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of principal and/or interest of this Note, and a Holder shall not have the right to convert any principal and/or interest of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Principal Amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 5(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which Principal Amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which Principal Amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than sixty-one (61) days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 5(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 5(d) shall continue to apply. Any such increase or decrease will not be effective until the sixty-first (61st) calendar day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to correct this paragraph (or any portion hereof) that may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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Section 6. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Calculated Conversion Price or the Alternative Conversion Price, as relevant, shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or re-classification.

b) Dilution. The Company specifically acknowledges that its obligation to issue shares of Common Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

c) Subsequent Rights Offerings. omitted

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d) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case and following an Event of Default, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance, or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender, or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin- off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive following an Event of Default, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 5(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 5(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Calculated Conversion Price or the Alternative Conversion Price, as relevant, shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Calculated Conversion Price or the Alternative Conversion Price, as relevant, among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and any document ancillary hereto, in accordance with the provisions of this Section 6(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note that is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price that applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and that is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that, from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Calculated Conversion Price. Whenever the Calculated Conversion Price is adjusted pursuant to any provision of this Section 6, the Company shall promptly deliver to the Holder a notice setting forth the Calculated Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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ii. Notice to Allow Conversion by the Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon this Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 7. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule, or regulation of any administrative or governmental body):

i. any default in the payment of any Principal Amount, Guaranteed Interest, or any other interest due hereunder, when due, which failure is not cured within five (5) calendar days after such failure;

ii. the Company shall fail to observe or perform any other covenant, provision, or agreement contained in this Note (and other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (x) below) and is not cured, if possible to cure, within the earlier to occur of (A) three (3) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) three (3) Trading Days after the Company has become or should have become aware of such failure;

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iii. Except as to any condition present as of the Original Issue Date, a default or event of default of any other material agreement, lease, document, or instrument to which the Company is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Note, any written statement pursuant hereto or any other report or financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement, or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000 whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall no longer be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within three (3) Trading Days of the transfer of shares of Common Stock through the DWAC System is no longer available or “chilled”;

viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction (A) without first giving the Holder ten (10) days’ prior written notice of the closing of such Change of Control Transaction or Fundamental Transaction and (B) prior to or simultaneous with the closing of such Change of Control Transaction or Fundamental Transaction, the Holder is not repaid in accordance with Section 2(d) herein;

ix. From and after the six-month anniversary of the Original Issuance Date, the Company does not meet the current public information requirements under Rule 144;

x. the Company shall fail for any reason to deliver certificates to a Holder prior to the third (3rd) Trading Day after a Conversion Date pursuant to Section 5(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of this Note in accordance with the terms hereof;

xi. From and after the six-month anniversary of the Original Issuance Date, the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

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xii. the Company shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, or liquidator of it or any of its properties; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country; or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

xiii. if any order, judgment, or decree shall be entered, without the application, approval, or consent of the Company , by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company, or appointing a receiver, trustee, custodian, or liquidator of the Company , or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) calendar days;

xiv. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded, or discharged within thirty (30) days after the date thereof;

xv. the Company shall fail to maintain the Reserve Amount;

xvi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded, or unstayed for a period of forty-five (45) calendar days.

b) Remedies upon Event of Default. Subject to the Beneficial Ownership Limitation as set forth in Section 5(d), if any Event of Default occurs, then the outstanding Principal Amount of this Note, the outstanding Guaranteed Interest amount of this Note, plus accrued but unpaid Default Rate interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable at the Holder’s option, in cash or in shares of Common Stock, at the Mandatory Default Amount. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, in addition to the Guaranteed Interest rate on this Note, shall accrue at the lesser of the Default Rate or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount in cash or in shares of Common Stock, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest, or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of this Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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Section 8. Miscellaneous.

a) Issuance of Shares of Common Stock. As an additional inducement to the Holder purchasing this Note, and in connection with the Company selling and issuing this Note, the Company shall, as of the Original Issue Date and for no additional consideration, issue to the Holder an aggregate of one million five hundred thousand (1,500,000) shares of Common Stock, which shares, upon their issuance shall be duly authorized, fully paid, and non-assessable. Instead of a delivery of the certificate required to be delivered under this Section 8(a), the Company shall cause its transfer agent to record such shares in electronic book entry format on its books and records and provide a statement to the Holder documenting such notation. Notwithstanding the above, if a certificate is delivered in respect thereof, until the shares of Common Stock represented thereby are eligible to be sold under Rule 144 without the need for current public information such certificate shall bear a restrictive legend in the following form:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the expense of the Company, shall obtain a legal opinion to allow for such sales under Rule 144.

b) Irrevocable Transfer Agent Letter. On or before the Original Issue Date, the Company shall execute and deliver to the Company’s transfer agent and shall have the Company’s transfer agent counter-execute and deliver a standard transfer agent letter, reserving an amount of shares of Common Stock not less than two (2) times the number of Conversion Shares required for full conversion hereunder (which number shall be calculated as if there were a default by the Company hereunder), which letter shall also provide that the Holder may, from time to time, without any further instruction from the Company, cause such number to be increased, as calculated and, therefore, required. Further, the Company shall instruct its transfer agent to advise the Holder of any and all conversions or exercises of debt or equity securities within thirty (30) Trading Days of any “default conversion” by the Holder, and to advise the Holder of any information that he feels relevant to this transaction such as the current issued and outstanding number of shares etc.

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c) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by e-mail or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at 8875 Hidden River Parkway, Suite 300, Tampa, FL 33637 or such other e-mail address, facsimile number, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(c). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail or facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address, facsimile number, or address of the Holder appearing on the books of the Company, or if no such e-mail address, facsimile number, or address appears on the books of the Company, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature page attached hereto prior to 12:00 noon (New York City time) on any date or is delivered by e-mail to the Holder’s e-mail address, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 noon (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

d) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

e) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

f) No Registration. Neither this Note nor the Conversion Shares shall be registered pursuant to the Securities Act or the securities laws of any state and thus shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act. Neither this Note nor the Conversion Shares may be offered, sold, assigned, pledged, transferred, or otherwise disposed of in the absence of an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an available exemption from registration under the Securities Act or such laws.

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g) Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement, and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees, or agents) shall be commenced in the state and federal courts sitting in the City of Wilmington”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

h) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

i) Severability. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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j) Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion, and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

k) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

l) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

m) Use of Proceeds. The principal amount of this Note shall be used by the Company only for capital expenditures, professional and administrative fees and expenses, and general corporate purposes. Notwithstanding and in furtherance of the above, none of the principal amount of this Note shall be used for any financing or related activities.

(Signature Page follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

Cool Technologies, Inc.

By:	/s/ Timothy Hassett
Facsimile No. and email address for delivery of Notices:

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 10% Promissory Note, with an issue date of June 9, 2022, of Cool Technologies, Inc. (the “Company”) into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Companies in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Companies that its ownership of the Common Stock does not exceed the amounts specified under Section 5 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock yes no If yes, $ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature: _________________________________

Name:

Delivery Instructions:

ANNEX A

Schedule 1

CONVERSION SCHEDULE

This 10% Promissory Note, with an issue date of June 9, 2022, in the original principal amount of $176,471 is issued by Cool Technologies, Inc. (the “Company”). This Conversion Schedule with respect to the Common Stock of the Company reflects conversions made under Section 5 of the above-referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount and Guaranteed Interest Remaining Subsequent to Conversion (or original Principal Amount)	Company’s Attest

SCHEDULE 1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 9, 2022 between COOL TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and Coventry Enterprises, LLC, a Delaware limited liability company (“Investor”).

WITNESSETH

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, as provided herein, and the Investor shall purchase a $176,471.00 (the “Promissory Note Purchase Price”) secured Promissory Note substantially in the form attached hereto as “Exhibit A” (referred to as the “Promissory Note”), which shall be convertible into shares of the Company’s common stock in the event of a default, par value of $0.001 per share (the “Common Stock”) (the “Conversion Shares”) of which a secured Promissory Note (the “Promissory Note”) in the face amount of $176,471.00 for a purchase price of $150,000.35 (the “Purchase Price”) shall be issued within 1 business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 7(a) and 8(a) herein (the “Closing” or “Closing Date”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”); and

WHEREAS, the Promissory Note and the Conversion Shares are collectively are referred to herein as the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1. CERTAIN DEFINITIONS.

(k) “Anti-Bribery Laws” shall mean of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder.

(l) “Anti-Money Laundering Laws” shall mean applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory.

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(m) “Applicable Laws” shall mean applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines, ordinance or regulation of any governmental entity and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to Anti-Money Laundering Laws and all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) Anti-Bribery Laws and applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, (iii) OFAC and any Sanctions Laws or Sanctions Programs, and (iv) CAATSA and any CAATSA Sanctions Programs, Anti-Money Laundering Laws.

(n) “BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

(o) “CAATSA” shall mean Public Law No. 115-44 The Countering America’s Adversaries Through Sanctions Act.

(p) “CAATSA Sanctions Programs” shall mean a country or territory that is, or whose government is, the subject of sanctions imposed by CAATSA.

(q) “Dollar Value Traded” means, for any security as of any date, the daily dollar traded value for such security as reported by Bloomberg, LP through its “Historical Price Table Screen (HP)” with Market: Dollar Value Traded function selected, or, if no dollar value traded is reported for such security by Bloomberg, the dollar traded value of any of the market makers for such security as reported in the OTC Markets Group Inc. (the “OTC Markets”).

(r) “Reserved”.

(s) “OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

(t) “Sanctioned Country” shall mean a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan, and Syria.

(u) “Sanctions Laws” shall mean any sanctions administered or enforced by OFAC or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List”, collectively “Blocked Persons”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority.

(v) “Sanctions Programs” shall mean any OFAC, HMT or UNSC economic sanction program including, without limitation, programs related to a Sanctioned Country.

(w) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

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2. PURCHASE AND SALE OF THE PROMISSORY NOTE.

(k) Purchase of the Promissory Note. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to Investor at the Closing the Promissory Note.

(l) Closing Date. The Closing of the purchase and sale of the Promissory Note shall take place at 10:00 a.m. Eastern Standard Time on the 1st business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 7 and 8 below (or such later date as is mutually agreed to by the Company and the Investor (the “Closing Date”)).

(m) Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Investor shall deliver to the Company such aggregate proceeds for the Promissory Note to be issued and sold to the Investor at the Closing, minus the original issue discount applicable to such Closing as set forth in the Promissory Note, and (ii) the Company shall deliver to the Investor a Promissory Note which the Investor is purchasing at the Closing duly executed on behalf of the Company.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants, that:

(k) Investment Purpose. The Investor is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that, by making the representations herein, the Investor reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency (“Person”) to distribute any of the Securities.

(l) Accredited Investor Status. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(m) Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

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(n) Information. The Investor and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Securities, which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend, or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(o) No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(p) Transfer or Resale. The Investor understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Investor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein;

(ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(q) Legends. The Investor agrees to the imprinting, so long as is required by this Section 3(g), of a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

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Certificates evidencing the Conversion Shares and the Warrant Shares, shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares and/or Warrant Shares pursuant to Rule 144, (iii) if such Conversion Shares and/or Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date (the “Effective Date”) of a registration statement if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Promissory Note is converted and/or the Warrant is exercised by the Investor who is then not an Affiliate of the Company (a “Non-Affiliated Investor”) at a time when there is an effective registration statement to cover the resale of the Conversion Shares and/or Warrant Shares, such Conversion Shares and/or Warrant Shares shall be issued free of all legends. The Company agrees that, following the Effective Date or at such time as such legend is no longer required under this Section 3(g), it will, no later than 3 Trading Days following the delivery by a Non-Affiliated Investor to the Company or the Company’s transfer agent of a certificate representing Conversion Shares and/or Warrant Shares, issued with a restrictive legend (such 3rd Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Non-Affiliated Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. The Investor acknowledges that the Company’s agreement hereunder to remove all legends from Conversion Shares and/or Warrant Shares is not an affirmative statement or representation that such Conversion Shares and/or Warrant Shares are freely tradable. The Investor, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3(g) is predicated upon the Company’s reliance that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(r) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(s) Receipt of Documents. The Investor and its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein and the Transaction Documents (as defined herein); (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s annual report for the period ending December 2021 filed with the OTC Markets, and (v) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

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(t) Due Formation of Corporate and Other Investors. If the Investor is a corporation, trust, partnership, or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

(u) No Legal Advice From the Company. The Investor acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to the Investor:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 4(a). The Company owns controlling interest, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Security Interests Granted. Except for the security interests granted to the Investor pursuant to the Security Documents and for the security interests granted to the Investor pursuant to the Security Documents and as set forth on Disclosure Schedule 4(b) there are no security interests granted, issued, or allowed to exist in any assets of the Company or subsidiary.

(c) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(d) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Promissory Note, and the Irrevocable Transfer Agent Instructions, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, the reservation for issuance and the issuance of the Conversion Shares, and the Warrant Shares have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The authorized officer of the Company executing the Transaction Documents knows of no reason why the Company cannot perform any of the Company’s obligations under the Transaction Documents.

(e) Capitalization. The authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock, par value $0.01, allocated into two different series: _410 shares of Series A Preferred Stock (par value $0.01) and 3,636,360 shares of Series B Preferred Stock (par value $0.01) (collectively, the “Preferred Stock”) of which 607,803,820 shares of Common Stock, 3 shares of Series A Preferred Stock, and 2,727,270shares of Series B Preferred Stock are issued and outstanding. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in Schedule 4(e): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (viii) the Company and its subsidiaries have no liabilities or obligations required to be disclosed in the OTC Markets/SEC Documents but not so disclosed in the OTC Markets Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Investor true, correct, and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificateof Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(f) Issuance of Securities. The issuance of the Promissory Note was duly authorized and free from all taxes, liens, and charges with respect to the issue thereof. Upon conversion in accordance with the terms of the Promissory Note and the Conversion Shares, when issued in accordance with its terms will be validly issued, fully paid and nonassessable, free from all taxes, liens, and charges with respect to the issue thereof. The Company has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock as set forth in this Agreement.

(g) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Promissory Note, and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Markets’ OTCQB® Venture Market (the “Primary Market”) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement of the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings, and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

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(h) OTC Markets Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the OTC Markets (from and after January 1, 2020) and the SEC (from and after June 29, 2020) and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “OTC Markets/SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension (including pursuant to SEC from 12b-25). The Company has delivered to the Investor or its representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the OTC Markets Documents. As of their respective dates, the OTC Markets/SEC Documents complied in all material respects with the requirements of the OTC Markets Alternative Reporting Standards and the rules and regulations of the OTC Markets promulgated thereunder applicable to the OTC Markets Documents, and none of the OTC Markets Documents, at the time they were filed with the OTC Markets or the SEC, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company and its subsidiaries included in the OTC Markets/SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the OTC Markets and the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the OTC Markets/SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(i) 10(b)-5. The OTC Markets/SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(j) Absence of Litigation. There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(k) CAATSA. Neither the Company or its subsidiaries, nor, to Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or subsidiaries, is a Person that is, or is owned or controlled by a Person that has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of the CAATSA Sanctions Programs.

(l) Reserved.

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(m) Sarbanes-Oxley Act. The Company and its subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are applicable to the Company and its subsidiaries and effective as of the date hereof.

(n) BHCA. Neither the Company nor any of its subsidiaries or affiliates is subject to BHCA and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(o) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(p) Compliance with Applicable Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance Applicable Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

(q) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any Sanctions Laws or is a Blocked Person; neither the Company, any of its subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo, Sanctions Laws or Sanctions Programs prohibiting trade with a Sanctioned Country; the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company and its Subsidiaries with applicable Sanctions Laws and Sanctions Programs; neither the Company, any of its subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates, acting in any capacity in connection with the operations of the Company, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws or Sanctions Programs; no action of the Company or any of its subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws or Sanctions Programs, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws or Sanctions Programs. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws, Sanctions Programs or with any Sanctioned Country.

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(r) No Conflicts with Anti-Bribery Laws. Neither the Company nor any of the subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state, or foreign office in violation of any law. Neither the Company, nor any of its subsidiaries or affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business (a “Private Sector Counterparty”) or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any Anti-Bribery Laws, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of the Company, nor any of its subsidiaries or affiliates will directly or indirectly use the proceeds of the Securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; to the knowledge of the Company, there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company, its subsidiaries or affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

(s) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

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(t) Acknowledgment Regarding Investor’s Purchase of the Promissory Note. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(u) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(v) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(w) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute or, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(x) Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(y) Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

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(z) Title. All real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(aa) Insurance. The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(bb) Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit.

(cc) Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) No Material Adverse Breaches, etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule, or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(ee) Tax Status. The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

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(ff) Certain Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, all of which shall be publicly disclosed by the Company as soon as possible after the date hereof, the Company covenants and agrees that neither the Company, nor any other person acting on its behalf, will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(gg) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(hh) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(ii) Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. There are no outstanding registration statements not yet declared effective and there are no outstanding comment letters from the SEC or any other regulatory agency.

(jj) Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Primary Market.

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(kk) Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from the Primary Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(ll) Reporting Status. With a view to making available to the Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Securities, the Company represents and warrants to the following: (i) the Company is, and has been for a period of at least 24 months immediately preceding the date hereof, subject to the reporting requirements of the OTC Markets (ii) the Company has filed all required reports of the OTC Markets, as applicable, during the 24 months preceding the date hereof (or for such shorter period that the Company was required to file such reports), (iii) the Company is not an issuer defined as a “Shell Company,” and (iv) the Company is not an issuer that has been at any time previously an issuer defined as a “Shell Company.” For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined in paragraph (i)(1)(i) of Rule 144.

(mm) Disclosure. The Company has made available to the Investor and its counsel all the information reasonably available to the Company that the Investor or its counsel have requested for deciding whether to acquire the Securities. No representation or warranty of the Company contained in this Agreement (as qualified by the Disclosure Schedule) or any of the other Transaction Documents, and no certificate furnished or to be furnished to the Investor at the Closing, or any due diligence evaluation materials furnished by the Company or on behalf of the Company, including without limitation, due diligence questionnaires, or any other documents, presentations, correspondence, or information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(nn) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(oo) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Promissory Note, will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Promissory Note in accordance with this Agreement and the Promissory Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(pp) Subsidiary Security Interest and Global Guaranty. Each of the Company’s subsidiaries acknowledges and consents to securing the Company’s obligations pursuant to the Transaction Documents as provided for in the Security Agreement and Global Guaranty.

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(qq) Relationship of the Parties. Neither the Company, nor any of its subsidiaries, affiliates, nor any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to Company is solely as an investor as provided for in the Transaction Documents.

5. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b) Compliance with Applicable Laws. While the Investor owns any Securities the Company shall comply with all Applicable Laws and will not take any action which will cause the Investor to be in violation of any such Applicable Laws.

(c) Conduct of Business. While the Investor owns any Securities, the business of the Company shall not be conducted in violation of Applicable Laws and will not take any action which will cause the Investor to be in violation of any such Applicable Laws.

(d) While the Investor owns any Securities, neither the Company, nor any of its Subsidiaries or affiliates, directors, officers, employees, representatives, or agents shall:

(i) conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods, or services to, from or for the benefit of any Blocked Person;

(ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws, Sanctions Programs, located in a Sanctioned Country, or CAATSA or CAATSA Sanctions Programs;

(iii) use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, in contravention of any Anti-Money Laundering Laws, Sanctions Laws, Sanctioned Program, Anti-Bribery Laws or in any Sanctioned Country.

(iv) violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti- Money Laundering Laws, Sanctions Laws, Sanctions Program, Anti-Bribery Laws, CAATSA or CAATSA Sanctions Programs;

(v) While the Investor owns any Securities, the Company shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its Subsidiaries and their directors, officers, employees, agents representatives and affiliates with Applicable Laws;

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(vi) While any Investor owns any Securities, the Company will promptly notify the Investor in writing if any of the Company, or any of its Subsidiaries or affiliates, directors, officers, employees, representatives, or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person;

(vii) The Company shall provide such information and documentation it may have as the Investor or any of their affiliates may reasonably request to satisfy compliance with Applicable Laws;

(viii) The covenants set forth above shall be ongoing while the Investor owns any Securities. The Company shall promptly notify the Investor in writing should it become aware during such period (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. The Company shall also promptly notify the Investor in writing during such period should it become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of Applicable Laws.

(e) Reporting Status. With a view to making available to the Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Securities, the Company represents, warrants, and covenants to the following:

(i) From the date hereof until all the Securities either have been sold by the Investor, or may permanently be sold by the Investor without any restrictions pursuant to Rule 144 (the “Registration Period”), the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act (the “SEC Documents”) and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder;

(g) The Company shall furnish to the Investor so long as the Investor owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent OTC Markets/SEC Documents or SEC Documents, as applicable, of the Company and such other reports and documents so filed by the Company with the OTC Markets or the SEC, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(h) The Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(i) Use of Proceeds. The Company shall use the proceeds from the issuance of the Promissory Note hereunder for the use of proceeds disclosed on Schedule 4(i) and the Company shall not pay any related party obligations from such proceeds of the Promissory Note, all of which related party obligations shall be subordinated to the obligations owed to the Investor. Neither the Company nor any subsidiary shall, directly or indirectly, use any portion of the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to make any payment towards any indebtedness or other obligations of the Company or subsidiary; (ii) to pay any obligations of any nature or kind due or owing to any officers, directors, employees, or stockholders of the Company or subsidiary, other than salaries payable in the ordinary course of business of the Company; (iii) to fund, either directly or indirectly, any activities or business of or with any Blocked Person, in any Sanctioned Country, (iv) or in any manner or in a country or territory, that, at the time of such funding, is, or whose government is, the subject of CAATSA Sanctions Programs or (iv) in any other manner that will result in a violation of Anti-Money Laundering Laws, Sanctions Laws, Sanctioned Program, Anti-Bribery Laws or CAATSA Sanctions Programs.

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(j) Reservation of Shares. On the date hereof, the Company shall reserve for issuance to the Investor 27,388,796 shares for issuance upon conversions of the Promissory Note (the “Share Reserve”). The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Promissory Note. If at any time the Share Reserve is insufficient to effect the full conversion of the Promissory Note, the Company shall increase the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call within 15 calendar days and hold a special meeting of the stockholders within 45 calendar days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the stockholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(k) Listings or Quotation. The Company’s Common Stock shall be listed or quoted for trading on the Primary Market.

(l) Issuance of commitment shares. The Company shall issue one million five hundred thousand shares of common stock (in book form) to the Investor.

(m) Corporate Existence. So long as any of the Promissory Note remains outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation of an Organizational Change, the Company obtains the written consent of the Investor, which shall not be unreasonably withheld, delayed, denied or conditioned. In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 5(l) will thereafter be applicable to the Promissory Note.

(n) Transactions With Affiliates. Except as may be provided in Section 4(h) above, so long as the Promissory Note is outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous 2 years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 10% or more equity interest in that person or entity, (ii) has 10% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

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(o) Transfer Agent. The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is 2 years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

(p) Restriction on Issuance of the Capital Stock. So long as the Promissory Note are outstanding, the Company shall not, without the prior written consent of the Investor, which shall not be unreasonably withheld, delayed, denied or conditioned, (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s Bid Price, as quoted by Bloomberg, LP (through its “Volume at Price” function) and determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (iv) file any registration statement on Form S-8.

(q) No Short Positions Neither the Investor nor any of its affiliates has an open short position in the Common Stock of the Company, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as the Promissory Note remains outstanding.

(r) Reserved.

(s) Reserved.

(t) Review of Public Disclosures. All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q, 10-K, 8-K, etc.) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants.

6. TRANSFER AGENT INSTRUCTIONS.

The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent in a form acceptable to the Investor.

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7. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Promissory Note to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Investor shall have executed the Transaction Documents and delivered them to the Company.

(b) The Investor shall have delivered to the Company the Promissory Note Purchase Price, minus any fees to be paid directly from the proceeds of the Closing as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

8. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE.

The obligation of the Investor hereunder to purchase the Promissory Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion:

(a) The Company, and the Company’s Transfer Agent as applicable, shall have executed the Transaction Documents and delivered the same to the Investor.

(b) The Common Stock shall be authorized for quotation or trading on the Primary Market, and trading in the Common Stock shall not have been suspended for any reason.

(c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 5 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(d) The Company shall have executed and delivered to the Investor the Promissory Note.

(e) The Company shall have created the Share Reserve and issued the One million five hundred thousand commitment shares.

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(f) The Common Stock shall be authorized for quotation or trading on the Primary Market and trading in the Common Stock shall not have been suspended for any reason.

(g) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 5 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made as though made at that time (except for representations and warranties that speak as of a specific date).

9. INDEMNIFICATION.

(a) In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Promissory Note and the Conversion Shares upon conversion of the Promissory Note and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Promissory Note or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Promissory Note or the status of the Investor or holder of the Promissory Note or the Conversion Shares, as an Investor of Promissory Note in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

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10. COMPANY LIABILITY.

(a) The Company shall be liable for all debt, principal, interest, and other amounts owed to the Investor by Company pursuant to this Agreement, the Transaction Documents, or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising (the “Obligations”) and the Investor may proceed against the Company to enforce the Obligations without waiving its right to proceed against any other party. This Agreement and the Promissory Note are a primary and original obligation of the Company and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between the Investor and the Company. The Company shall be liable for existing and future Obligations as fully as if all of the funds advanced by the Investor hereunder were advanced to the Company.

(b) Notwithstanding any other provision of this Agreement or any other Transaction Documents the Company irrevocably waives, until all obligations are paid in full, all rights that it may have at law or in equity (including, without limitation, any law subrogating the Company to the rights of Investor under the Transaction Documents) to seek contribution, indemnification, or any other form of reimbursement from the Company, or any other person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Company with respect to the Obligations in connection with the Transaction Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Company with respect to the Obligations in connection with the Transaction Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to the Company in contravention of this Section, the Company shall hold such payment in trust for the Investor and such payment shall be promptly delivered to the Investor for application to the Obligations, whether matured or unmatured.

11. GOVERNING LAW: MISCELLANEOUS.

(a) Governing Law; Mandatory Jurisdiction. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement, and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees, or agents) shall be commenced in the state and federal courts sitting in the City of Wilmington (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it hereunder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

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(b) Counterparts. This Agreement may be executed in 2 or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and physically or electronically delivered to the other party.

(c) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Investor in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Investor with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Investor’s election.

(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

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12. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon: (i) receipt, when delivered personally, (ii) 1 Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same, or (iii) receipt, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	Cool Technologies, Inc 8875 Hidden River Parkway Suite 300 Tampa, FL 33637 Attention: 813 975-7467 Email:

If to the Investor:	Coventry Enterprises, LLC. 80 Southwest 8th Street Suite 2000 Miami, FL 33130 Attention: Jack Bodenstein Telephone: 248-569-9174 Email:

or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(l) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m) Survival. Unless this Agreement is terminated under Section 11(f), all agreements, representations, and warranties contained in this Agreement or made in writing by or on behalf of any party in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Closing.

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(n) Publicity. The Company and the Investor shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Investor in connection with any such press release or other public disclosure prior to its release and Investor shall be provided with a copy thereof upon release thereof).

(o) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(p) Termination. In the event that the Closing shall not have occurred on or before 5th business days from the date hereof due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 7 and 8 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(q) Brokerage. The Company represents that no broker, agent, finder, or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

(r) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the Investor and the Company has affixed their respective signatures to this Securities Purchase Agreement as of the date first written above.

COMPANY:

COOL TECHNOLOGIES, INC.

By:	/s/ Timothy Hassett
Name:	Timothy Hassett
Title:	CEO

INVESTOR:

COVENTRY ENTERPRISES, LLC

By:	/s/ Jack Bodenstein
Name:	Jack Bodenstein
Title:	Managing Member

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LIST OF EXHIBITS:

Disclosure Schedule

Exhibit A – Form of Promissory Note

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DISCLOSURE SCHEDULE

Schedule 4(b) – Security Interests Granted – None Schedule 4(e)– Capitalization – See Section 4(e)

From Page F-24 Cool Technologies, Inc. 10-K Filed April 18, 2022

The following summarizes equity instruments that may, in the future, have a dilutive effect on earnings per share:

	December 31,
	2021	2020
Stock options	4,000,000	4,000,000
Common stock warrants	53,964,285	68,765,759
Convertible notes	54,786,619	42,760,597
Convertible preferred stock	2,877,270	2,877,270
Total	115,628,174	118,403,626
Total exercisable on December 31	60,841,555	75,643,029

Convertible notes payable

February Convertible Note -- On February 25, 2021, the Company entered into a convertible note agreement with an accredited investor. It issued 2,000,000 inducement shares of restricted common stock and received $150,000 after an original issue discount of $15,000 in lieu of interest. The total amount of $165,000 plus 3% interest or $4,950 will be due on November 25, 2021. After 180 days, at the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of common stock at a fixed price of $0.025 per share. In the event of default, the outstanding balance will increase by 25% and a daily penalty of $100 will accrue until the default is remedied. On November 22, 2021, the investor signed an amendment to the agreement extending the maturity date until March 31, 2022. On March 30, 2022, the investor signed an amendment to the agreement extending the maturity date until April 30, 2022. On April 29, 2022, the investor signed an amendment to the agreement extending the maturity date until May 30, 2022. As of March 31, 2022, the remaining balance totaled $169,950.

March Convertible Note -- On March 24, 2021, the Company entered into a convertible note agreement with an accredited investor. It issued two sets of commitment shares: a block of 500,000 and a block of 2,500,000 shares of restricted common stock as well as warrants to purchase 1,000,000 shares of common stock at an exercise price of

$0.10 per share. In return, the Company received $250,000 after an original issue discount of $25,000 in lieu of interest. The total amount of $275,000 plus 8% interest or $22,000 will be due on December 24, 2021. After 60 days, if the note has not been paid in full, the investor will have the right to purchase up to 6 million additional warrant shares. After 180 days, at the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of common stock at a fixed price of $0.055 per share. If the note is repaid by the maturity date, the investor will forfeit the block of 2,500,000 shares of restricted common stock and the shares will be returned to the Company’s treasury. In the event of default, the outstanding balance will increase by 25% and a daily penalty of $1,000 will accrue until the default is remedied. On December 21, 2021, the investor signed an amendment to the agreement extending the maturity date until March 31, 2022. On March 30, 2022, the investor signed an amendment to the agreement extending the maturity date until April 30, 2022. On April 29, 2022, the investor signed an amendment to the agreement extending the maturity date until May 30, 2022. As of March 31, 2022, the remaining balance totaled

$297,000.

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March Convertible Note -- On March 24, 2021, the Company entered into a convertible note agreement with an accredited investor. It issued two sets of commitment shares: a block of 500,000 and a block of 2,500,000 shares of restricted common stock as well as warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.10 per share. In return, the Company received $750,000 after an original issue discount of $75,000 in lieu of interest. The total amount of $825,000 plus 8% interest or $66,000 will be due on December 24, 2021. After 60 days, if the note has not been paid in full, the investor will have the right to purchase up to 2 million additional warrant shares. After 180 days, at the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of common stock at a fixed price of $0.055 per share. If the note is repaid by the maturity date, the investor will forfeit the block of 2,500,000 shares of restricted common stock and the shares will be returned to the Company’s treasury. In the event of default, the outstanding balance will increase by 25% and a daily penalty of $1,000 will accrue until the default is remedied. On December 21, 2021, the investor signed an amendment to the agreement extending the maturity date until March 31, 2022. On March 30, 2022, the investor signed an amendment to the agreement extending the maturity date until April 30, 2022. On April 29, 2022, the investor signed an amendment to the agreement extending the maturity date until May 30, 2022. As of March 31, 2022, the remaining balance totaled

$891,000.

August Convertible Note – On August 16, 2021, the Company signed a promissory note agreement with an accredited investor. It received $125,000 after an original issue discount of $7,000 and reimbursement of $3,000 to cover the investor’s legal fees. The total amount of $135,000 will be due on August 16, 2022. After 180 days, at the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of common stock at a 29% discount to the lowest VWAP during the 10 trading days preceding the conversion date. In the event of default, the outstanding balance will increase by 50% and the interest rate will increase to 22% until the default is remedied. On February 24, 2022, the Company issued 2,500,000 shares of common stock to Power Up Lending Group, Ltd upon conversion of $50,000 on principal of $135,000. On February 25, 2022, the Company issued 1,750,000 shares of common stock to Power Up Lending Group, Ltd upon conversion of $35,000 on principal of $135,000. On February 28, 2022, the Company issued 980,392 shares of common stock to Power Up Lending Group, Ltd upon conversion of $20,000 on principal of $135,000. On March 4, 2022, the Company issued 1,208,791 shares of common stock to Power Up Lending Group, Ltd upon conversion of $22,000 on principal of $135,000. On March 7, 2022, the Company issued 790,361 shares of common stock to Power Up Lending Group, Ltd. upon final conversion of $8,000 on principal of $135,000 and $5,120 in accrued interest. The note was then retired.

September Convertible Note -- On September 21, 2021, the Company signed a promissory note agreement with an accredited investor. It received $102,000 after an original issue discount of $6,000 and reimbursement of $3,000 to cover the investor’s legal fees. The total amount of $111,000 will be due on September 21, 2022. After 180 days, at the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of common stock at a 29% discount to the lowest VWAP during the 10 trading days preceding the conversion date. In the event of default, the outstanding balance will increase by 50% and the interest rate will increase to 22% until the default is remedied. On March 22, 2022, the Company issued 2,447,552 shares of common stock to Power Up Lending Group, Ltd upon conversion of $35,000 on principal of $111,000. On March 29, 2022, the Company issued 2,447,552 shares of common stock to Power Up Lending Group, Ltd upon conversion of $35,000 on principal of $111,000. As of March 31, 2022, the remaining balance totaled $41,000.

November Convertible Note -- On November 22, 2021, the Company signed a promissory note agreement with an accredited investor. It received $60,000 after an original issue discount of $3,750 and reimbursement of $3,000 to cover the investor’s legal fees. The total amount of $66,750 will be due on November 22, 2022. After 180 days, at the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of common stock at a 29% discount to the lowest VWAP during the 10 trading days preceding the conversion date. In the event of default, the outstanding balance will increase by 50% and the interest rate will increase to 22% until the default is remedied. As of March 31, 2022, the remaining balance totaled $66,750.

December Convertible Note -- On December 20, 2021, the Company entered into a convertible note agreement with an accredited investor. It received $33,000 after an original issue discount of $3,000 in lieu of interest. The total amount of $30,000 plus 3% interest or $990 will be due on September 20, 2022. After 180 days, at the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of common stock at a fixed price of $0.02 per share. In the event of default, the outstanding balance will increase by 25% and a daily penalty of $100 will accrue until the default is remedied. As of March 31, 2022, the remaining balance totaled $33,000.

February Convertible Note -- On February 1, 2022, the Company signed a promissory note agreement with an accredited investor. It received $50,000 after an original issue discount of $3,000 and reimbursement of $3,000 to cover the investor’s legal fees. The total amount of $56,000 will be due on February 1, 2023. After 180 days, at the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of common stock at a 29% discount to the lowest VWAP during the 10 trading days preceding the conversion date. In the event of default, the outstanding balance will increase by 50% and the interest rate will increase to 22% until the default is remedied. As of March 31, 2022, the remaining balance totaled $56,000.

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March Convertible Note-- On March 4, 2022, the Company signed a promissory note agreement with an accredited investor. It received $55,000 after an original issue discount of $3,500 and reimbursement of $3,000 to cover the investor’s legal fees. The total amount of $61,500 will be due on March 4, 2023. After 180 days, at the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of common stock at a 29% discount to the lowest VWAP during the 10 trading days preceding the conversion date. In the event of default, the outstanding balance will increase by 50% and the interest rate will increase to 22% until the default is remedied. As of March 31, 2022, the remaining balance totaled $61,500.

March Convertible Note -- On March 21, 2022, the Company signed a promissory note agreement with an accredited investor. It received $55,000 after an original issue discount of $3,500 and reimbursement of $3,000 to cover the investor’s legal fees. The total amount of $61,500 will be due on March 21, 2023. After 180 days, at the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of common stock at a 29% discount to the lowest VWAP during the 10 trading days preceding the conversion date. In the event of default, the outstanding balance will increase by 50% and the interest rate will increase to 22% until the default is remedied. As of March 31, 2022, the remaining balance totaled $61,500.

Notes Payable

From September 5 – 7, 2018, the Company entered into Promissory Note Agreements with two accredited investors. CoolTech received $250,000 in financing and promised to pay the principal amount together with simple interest of 15% per annum. Furthermore, the Company committed to pay the principal amount and accrued interest within 30 days of the receipt of funds from debt or surety bond financing. In exchange, the Company granted a security interest in all of the Company’s intellectual property as collateral and it issued cashless warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.05. The warrants expire after five years.

On September 11, 2018, the Company entered into Promissory Note Agreements with an accredited investor. CoolTech received $250,000 in financing and promised to pay the principal amount together with simple interest of 15% per annum on or before the one-year anniversary. Furthermore, the Company committed to pay the principal amount and accrued interest within 30 days of the receipt of funds from debt or surety bond financing. In exchange, the Company granted a security interest in all of the Company’s intellectual property as collateral and it issued cashless warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.05. The warrants expire after five years. On March 16, 2020, the investor signed an amendment to the agreement extending the maturity date until April 30, 2020. As of the filing date, the Company has not received a notice of default. As per the terms of the note, interest will continue to accrue at 15% per annum until paid in full.

From September 7 - 17, 2018, the Company entered into Promissory Note Agreements with three accredited investors. CoolTech received $125,000 in financing and promised to pay the principal amount together with simple interest of 15% per annum. Furthermore, the Company committed to pay the principal amount and accrued interest within 30 days of the receipt of funds from debt or surety bond financing. In exchange, the Company granted a security interest in all of the Company’s intellectual property as collateral and CoolTech issued cashless warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.05. The warrants expire after five years.

On September 25, 2018, the Company entered into Promissory Note Agreements with an accredited investor. CoolTech received $125,000 in financing and promised to pay the principal amount together with simple interest of 15% per annum on or before the one-year anniversary. Furthermore, the Company committed to pay the principal amount and accrued interest within 30 days of the receipt of funds from debt or surety bond financing. In exchange, the Company granted a security interest in all of the Company’s intellectual property as collateral and CoolTech issued cashless warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.05. The warrants expire after five years. On March 16, 2020, the investor signed an amendment to the agreement extending the maturity date until April 30, 2020. As of the filing date, the Company has not received a notice of default. As per the terms of the note, interest will continue to accrue at 15% per annum until paid in full.

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On October 2, 2018, the Company entered into a Promissory Note Agreement with an accredited investor. It received $250,000 in financing and promised to pay the principal amount together with simple interest of 15% per annum. Furthermore, the Company committed to pay the principal amount and accrued interest within 30 days of the receipt of funds from debt or surety bond financing. In exchange, the Company granted a security interest in all of the Company’s intellectual property as collateral and Cool Technologies issued cashless warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.05. The warrants expire after five years.

On October 26, 2018, the Company entered into a Promissory Note Agreement with an accredited investor. It received $250,000 in financing and promised to pay the principal amount together with simple interest of 15% per annum on or before the one-year anniversary. Furthermore, the Company committed to pay the principal amount and accrued interest within 30 days of the receipt of funds from debt or surety bond financing. In exchange, the Company granted a security interest in all of the Company’s intellectual property as collateral and Cool Technologies issued cashless warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.05. The warrants expire after five years. On October 26, 2019, the Company and the investor signed an amendment to the agreement extending the maturity date for seven months. On November 20, 2020, they signed another amendment to the agreement in which they agreed that in the event there are any amounts outstanding under the Note on January 1, 2021, the investor shall be able to convert, any amounts outstanding under the Note into shares of common stock, at a conversion price of seventy one percent of the lowest Volume Weighted Average Price (VWAP) over the previous ten trading days prior to the delivery of a conversion notice. The investor subsequently converted all amounts outstanding in a series of three conversions on January 20 and 22, and February 3, 2021.

On December 19, 2018, the Company entered into a Promissory Note Agreement with an accredited investor. It received $50,000 in financing and promised to pay the principal amount together with simple interest of 15% per annum. Furthermore, the Company committed to pay the principal amount and accrued interest within 30 days of the receipt of funds from debt or surety bond financing. In exchange, the Company granted a security interest in all of the Company’s intellectual property as collateral and Cool Technologies issued cashless warrants to purchase 400,000 shares of common stock at an exercise price of $0.05. The warrants expire after five years.

On March 13, 2019, the Company and a vendor agreed to convert an overdue $25,000 account payable into a Promissory Note Agreement. CoolTech promised to pay the principal amount together with simple interest of 15% per annum. Furthermore, the Company committed to pay the principal amount and accrued interest within 30 days of the receipt of funds from debt or surety bond financing. In exchange, the Company granted a security interest in all of the Company’s intellectual property as collateral and CoolTech issued cashless warrants to purchase 200,000 shares of common stock at an exercise price of $0.05. The warrants expire after five years.

On March 18, 2019, the Company entered into a Promissory Note Agreement with an accredited investor. It received $250,000 in financing and promised to pay the principal amount together with simple interest of 15% per annum on or before the one-year anniversary. Furthermore, the Company committed to pay the principal amount and accrued interest within 30 days of the receipt of funds from debt or surety bond financing. In exchange, the Company granted a security interest in all of the Company’s intellectual property and CoolTech issued cashless warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.05. The warrants expire after five years. On March 19, 2020, the Company defaulted on the note payable. As of the filing date, the Company has not received a notice of default for the note. As per the terms of the note, interest will continue to accrue at 15% per annum until paid in full.

On March 19, 2019, the Company entered into a Promissory Note Agreement with an accredited investor. It received $250,000 in financing and promised to pay the principal amount together with simple interest of 15% per annum on or before the one-year anniversary. Furthermore, the Company committed to pay the principal amount and accrued interest within 30 days of the receipt of funds from debt or surety bond financing. In exchange, the Company granted a security interest in all of the Company’s intellectual property and CoolTech issued cashless warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.05. The warrants expire after five years. On March 19, 2020, the investor signed an amendment to the agreement extending the maturity date for four months. As of the filing date, the Company has not received a notice of default for the note. As per the terms of the note, interest will continue to accrue at 15% per annum until paid in full.

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On January 31, 2020, the Company entered into a Promissory Note Agreement with an accredited investor. It received $36,000 in financing and promised to pay the principal amount together with simple interest of 3% per annum. Furthermore, the Company issued cashless warrants to purchase 4,000,000 shares of common stock at an exercise price of $0.005. The warrants expire after five years.

On June 29, 2020, the Company entered into a Promissory Note Agreement with an accredited investor. It received $85,000 in financing and promised to pay the principal amount together with interest of $10,000 by July 29, 2020. As additional compensation, the investor received cashless warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.05. The warrants expire after five years. In the event of a default, the investor may, upon written notice to the Company, declare all unpaid principal and interest immediately due and payable. As of the filing date, the Company has not received a notice of default.

On July 3, 2020, the Company entered into a Promissory Note Agreement with an accredited investor. It received $85,000 after an original issue discount of $8,500 in lieu of interest. The total amount of $93,500 was due on August 3, 2020. In the event of default, the outstanding balance will accrue interest of either 18% or the maximum rate permitted by law until the default is remedied. As of the filing date, the Company has not received a notice of default.

Schedule 4(g) – Use of Proceeds –

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EXHIBIT A

Form of Promissory Note

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